SIXTH AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Sixth Amendment") is entered into as of January 17, 2001, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

     WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").

     WHEREAS, Borrower desires to amend the terms of the Loan Agreement.

     WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     I. Amendment to the Loan Agreement.

          A. Section 1 of the Loan Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

          "Fox Valley Asset Sale" shall mean the sale of all or substantially all of the assets of Fox Valley pursuant to the terms of the Asset Purchase Agreement (the "Fox Valley Sale Agreement") dated as of January 12, 2001, by and between Fox Valley and Monroe Acquisition Corp.

          B. Section 9.7 of the Loan Agreement is hereby amended by inserting the following sentence immediately following the last sentence thereof:
     "Notwithstanding the foregoing, Lender hereby authorizes the Fox Valley Asset Sale in accordance with the Fox Valley Sale Agreement so long as the net proceeds of such sale related to the sale of Accounts and Inventory in an amount equal to or in excess of $1,294,000 are (a) sent via wire transfer in immediately available funds to the following account:


                                    Chase Manhattan Bank
                                    4 New York Plaza
                                    New York, NY
                                    ABA 021000021
                    Congress Financial Corporation (Central)
                                    A/C # 322-020557
                      Re: Keystone Consolidated Industries,

          and (b) applied to the principal balance outstanding under the Revolving Loans pursuant to Section 6.4 hereof."

          C. Section 9.20 of the Loan Agreement is hereby amended by inserting the following sentence immediately following the last sentence thereof:
     "Notwithstanding the foregoing, Lender hereby authorizes the Fox Valley Asset Sale in accordance with the Fox Valley Sale Agreement so long as the net proceeds of such sale related to the sale of Accounts and Inventory in an amount equal to or in excess of $1,294,000 are (a) sent via wire transfer in immediately available funds to the account described in Section
     9.7 hereof and (b) applied to the principal balance outstanding under the Revolving Loans pursuant to Section 6.4 hereof."

          D. Schedule 8.4 and the Information Certificate of the Loan Agreement are hereby amended and restated as Schedule 8.4 and the Information Certificate attached hereto. Lender acknowledges and accepts such revised Information Certificate and Schedule 8.4 as being effective as of the date hereof for all transactions with Lender after the date hereof.

     II. Conditions to Effectiveness of Sixth Amendment. This Sixth Amendment shall become effective on the date (the "Effective Date") when Borrower shall satisfy all of the following conditions:

          A. Sixth Amendment. Borrower and Lender shall have duly executed and delivered this Sixth Amendment.

          B. Fox Valley Asset Sale. The Fox Valley Asset Sale shall have been completed with the terms of the Fox Valley Sale Agreement in form and substance satisfactory to Lender, in its sole discretion, and Lender shall be satisfied, in its sole discretion, that the net proceeds of the Fox Valley Asset Sale related to the sale of Accounts and Inventory in an amount equal to or in excess of $1,294,000 (a) have been sent via wire transfer in immediately available funds to the account described in Section
     9.7 hereof and (b) shall be applied to the principal balance outstanding under the Revolving Loans pursuant to Section 6.4 hereof.

          C. Additional Matters. Lender shall have received such other certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

     IV. Representations and Warranties. In order to induce Lender to enter into this Sixth Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Sixth Amendment, which representations and warranties shall survive the execution and delivery of this Sixth Amendment, that:

          A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

          B. the execution, delivery and performance of this Sixth Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action;

          C. this Sixth Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity;

          D. all of the representations and warranties contained in the Loan Agreement and in the other Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date of this Sixth Amendment after giving effect to this Sixth Amendment; and

          E. as of the date hereof and following the consummation of the Fox Valley Asset Sale, Borrower is not and will not be in breach of any provision of the Indenture, including, without limitation, Section 4.16 thereof.

          V. Miscellaneous.

          A. Effect; Ratification. The amendments set forth herein are effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Sixth Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

          B. Costs and Expenses. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Sixth Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Sixth Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

          C. Certain Waivers; Release. Although Borrower does not believe that it has any claims against Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Sixth Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Sixth Amendment.

          D. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

          E. Severability. Any provision contained in this Sixth Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Sixth Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          F. GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

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



          IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.


                                  CONGRESS FINANCIAL CORPORATION (CENTRAL)


                                  By
                                     ------------------------------------------
                                  Name:
                                     ------------------------------------------
                                  Title:
                                     ------------------------------------------

                                  KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                  By
                                    -------------------------------------------
                                  Name:
                                    -------------------------------------------
                                  Title:
                                    -------------------------------------------

                                     CONSENT

     By Guarantee dated September 27, 1996 (as amended, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Guaranteed Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Sixth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                              SHERMAN WIRE COMPANY


                              By
                                 ----------------------------------------------
                              Name:
                                 ----------------------------------------------
                              Title:
                                 ----------------------------------------------

                                     CONSENT

     By Confirmation Agreement dated September 27, 1996, relating to that Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, relating to, among other things the Secured Guaranty Agreement dated October 16, 1987 (collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Sixth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                    SHERMAN WIRE OF CALDWELL, INC.


                                    By
                                      -----------------------------------------
                                    Name:
                                      -----------------------------------------
                                    Title:
                                      -----------------------------------------

                                     CONSENT

     By Confirmation Agreement dated September 27, 1996, relating to that Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993 (as amended, collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Sixth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                  FOX VALLEY STEEL AND WIRE COMPANY


                                  By
                                    -------------------------------------------
                                  Name:
                                    -------------------------------------------
                                  Title:
                                    -------------------------------------------